UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2015

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed by The Wet Seal, Inc. (the “Company”), on January 7, 2015, the Company discontinued operations in 338 retail stores, and will not pay rent for the month of January 2015 for such closed stores (the “Store Closures”). After the Store Closures, as of the date of this filing the Company continues to operate approximately 173 retail stores and its e-commerce business. The Store Closures resulted in the termination of approximately 3,695 full and part-time employees. The Company estimates that the stores closed represented approximately 48% of its net sales for the nine months ended November 1, 2014. The Company is filing this Current Report on Form 8-K because the Store Closures may be considered to be a disposition of assets by the Company.

As previously disclosed, in connection with the Store Closures, the Company expects to incur various charges and costs, including costs and charges associated with inventory write off, asset impairments (consisting primarily of write-offs of fixtures, furniture and equipment at the closed stores) and employee terminations. The Company did not enter into a separate plan or agreement in connection with the Store Closures and possession of the closed stores was returned to the applicable landlords.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

As previously disclosed by the Company, there is substantial doubt about the Company’s ability to continue as a going concern and the Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report without unreasonable effort or expense and thus such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This Current Report on Form 8-K may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by the Company are also forward-looking statements. Forward-looking statements are based on current expectations and projections and are subject to numerous risks and uncertainties and actual events and results may differ materially from those expressed or forecasted in any forward-looking statements. These risks and uncertainties include, but are not limited to, the fact that the Company may incur charges and costs resulting from the Store Closures, including cash expenditures, which exceed the Company’s estimates for such charges, costs and cash expenditures; the Store Closures could lead to litigation and other adversarial proceedings against the Company by landlords and others; and the Store Closures could lead to other adverse consequences for the Company, including but not limited to difficulties in extending the leases at the stores which are retained by the Company and the retention of employees; the Company may find it necessary to close additional stores in the future and the other factors contained in the Company’s other filings with the Securities and Exchange Commission. In addition, as previously disclosed by the Company, there is substantial doubt about the Company’s ability to continue as a going concern and a number of factors, risks and uncertainties may materially and adversely affect the Company’s business, liquidity and financial condition. Investors are urged to read the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 10, 2014 for further information and disclosures regarding such factors, risks and uncertainties and the Company’s business, liquidity, and financial condition. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 13, 2015	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer